SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 1/31/2008
FILE NUMBER: 811-05686
SERIES NO.:  7


72DD  1 Total income dividends for which record date passed during the period
        Class A                                           7,920
      2 Dividends for a second class of open end company shares
        Class B                                             458
        Class C                                             281
        Investor Class                                    2,955


73A.  1 Dividends from net invesment income
        Class A                                       $ 0.1657
      2 Dividends for a second class of open end company shares
        Class B                                       $ 0.1363
        Class C                                       $ 0.1362
        Investor Class                                $ 0.1710

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                          50,767
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                           3,517
        Class C                                           2,416
        Investor Class                                   17,137

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $8.02
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $8.03
        Class C                                           $8.02
        Investor Class                                    $8.03